CONTACT: Patty Morris, Chief Financial Officer SourceForge, Inc. (510) 687-7125 pmorris@corp.sourceforge.com

VA SOFTWARE CORPORATION ANNOUNCES NAME CHANGE TO SOURCEFORGE, INC.

CHANGE REFLECTS THE COMPANY’S INHERENT STRENGTHS AND SOLE FOCUS ON ONLINE NETWORK OF PROPERTIES

FREMONT, CA —May 24, 2007 — VA Software Corporation (Nasdaq: LNUX), the online media and e-commerce leader in community-driven open source innovation, today announced it has changed its name to SourceForge, Inc. The change reflects the company’s strategic focus on its network of Web properties following the disposition of its enterprise software business. The company’s Nasdaq ticker symbol will remain the same.

The SourceForge® network includes media sites Slashdot®, Linux.com, ITManagersJournal, freshmeat®, and NewsForge. The network is also home to SourceForge.net®, the world's largest distribution and development platform for Open Source projects, and ThinkGeek® one of the leading online retailers for innovative technology products.

“The technology market was built on the power of community,” said Ali Jenab, president and CEO of SourceForge, Inc. “SourceForge is a trusted brand for those on the front lines of innovation. Renaming the company around the SourceForge brand allows us to focus our energy and resources on building an ever stronger business around what we believe are the most passionate communities in any industry.”

The media industry continues to shift to a publishing model built on community-generated content and interaction, a model SourceForge, Inc. pioneered in the late 1990s. Advertisers are increasingly embracing this model and recognizing the unique role SourceForge, Inc. plays as a connector for the tech community. The global technology community that SourceForge, Inc. and its online network of Web properties bring together represents the leading edge of community-driven content and collaboration and the most influential IT buyers. The company’s evolution is consistent with both its founding principles and the future of the Web.

“We’re at the right place at the right time and we’re doing the right things,” said Jenab.

About SourceForge, Inc.

SourceForge’s media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community’s nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge’s network of web sties serves more than 33 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com, freshmeat.net, ITManagersJournal and NewsForge. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, April 2007.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

# # #

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth strategies and prospects for SourceForge’s media and ecommerce businesses and SourceForge's focus on its media business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: SourceForge’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; SourceForge’s ability to achieve and sustain higher levels of revenue; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2006, and the Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2007, for further information regarding these and other risks of SourceForge's business. All forward looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.